UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42428	99-2218610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2026, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of TechTarget, Inc. (the “Company”) approved a new Executive Incentive Growth Acceleration Plan (the “GAP”) and the 2026 Executive Short-Term Incentive Plan (the “STIP”).

The GAP provides certain key executives and senior leaders of the Company (the “Covered Executives”) with the opportunity to earn cash bonus payments at the end of a specified performance period based on the attainment of various performance targets that may be based on earnings per share, revenues, operating profit, CAGR, EBIT, Adjusted EBITDA, or such other metrics as the Committee may determine. Under the GAP, a Covered Executive is eligible to receive a “synthetic share” award based on a percentage of the executive’s base salary, with 60% of the number of synthetic shares underlying the award calculated based on the price of the Company’s common stock and 40% based on the price of Informa PLC’s common stock. For the 2026-2028 performance period (the “Covered Period”), the payment of bonuses under the GAP, if any, will be based upon the attainment of certain minimum and maximum CAGR revenue targets, calculated at the end of each year during the Covered Period, and subject to the relevant operating profit margin target, as determined by the Committee, being exceeded. The portion of the award earned for a given year will be credited and banked separately for each year of the Covered Period and will not be affected by performance in any other year, except with the opportunity to earn back any unbanked portions of the award in respect of the first two years of the Covered Period should the maximum targets be achieved in subsequent years. At the end of the Covered Period, a Covered Executive would be entitled to a cash payment. The value of this payment will be determined by multiplying the total number of synthetic shares earned during the Covered Period by the respective Company common stock price or Informa PLC common stock price on the vesting date (subject to a share price floor of 50% and a ceiling of 200% of the applicable share prices on the date of the award).

The STIP provides Covered Executives with the opportunity to earn cash bonus payments at the end of a specified performance period based on the attainment of various performance targets that may be based on earnings per share, revenues, operating profit, CAGR, EBIT, Adjusted EBITDA, or such other metrics as the Committee may determine. The Committee may, in its discretion, establish specific revenue targets for Covered Executives in different business units or functions. For 2026, bonus payments under the STIP to Covered Executives will be based 80% on the attainment of a revenue target and 20% based upon the attainment of an operating profit target. For Covered Executives other than the CEO, (i) each additional 1% above the 100% revenue target will result in an incremental payout of 10%, with the revenue component capped at 300% of the revenue target payout and (ii) each additional 1% above the 100% operating profit target will result in an incremental payout of 10%, with the operating profit component capped at 150% of the operating profit target payout. For the CEO, payout for each metric is capped at 150% of target for performance at or above 100% of the applicable target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date:	April 30, 2026	By:	/s/ Charles D. Rennick
Charles D. Rennick Vice President, General Counsel, and Corporate Secretary